UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 2, 2012

Date of Report (Date of earliest event reported)

General Growth Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 N. Wacker Drive, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 960-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 2, 2012, General Growth Properties, Inc. closed a $1.4 billion secured financing of its wholly-owned Ala Moana Center mall located in Honolulu, Hawaii. The initial lender under the financing is Goldman Sachs Commercial Mortgage Capital, L.P.

The $1.4 billion mortgage bears interest at 4.23% per annum and matures in 10 years on April 1, 2022.  Interest-only payments are due during the term.

The net proceeds of the loan were used to fully repay the approximate $1.3 billion outstanding mortgage loan encumbering the property which bore interest at approximately 5.59% per annum and was scheduled to mature in 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

	By:	/s/ Stacie L. Herron
	Name:	Stacie L. Herron
	Title:	Vice President and Secretary

Date: April 2, 2012